Exhibit 99.1

Presentation to Prospective Lenders | * ATMI Adjusted EBITDA Reconciliation ($ in millions) Year 2011 2012 2013 Revenue $351.8 $365.8 $361.0 Income (Loss) from Continuing Operations (11.0) 48.3 38.8 Adjustments to Income (Loss) from Continuing Operations Income Tax Expense (Benefit) (18.3) 18.3 12.2 Impairment of Investments 0.8 - - Interest Income, net (1.1) (0.9) (0.9) Other Income, net 0.2 0.1 (2.6) GAAP – Operating Income (Loss) $(29.3) $65.8 $47.4 Contract Termination 84.6 - - Amortization of Intangible Assets 1.6 2.5 2.8 One-time Severance Costs - 1.6 2.6 Asset Impairment Charge - - 11.5 Transaction Related Costs - - 1.4 Adjusted Operating Income $56.9 $69.9 $65.7 Depreciation 20.1 19.9 20.4 Adjusted EBITDA $77.0 $89.7 $86.1